As filed with the Securities and Exchange Commission on April 21, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ADAMIS PHARMACEUTICALS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	82-0429727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11682 El Camino Real, Suite 300

San Diego, CA 92130

(858) 997- 2400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dennis J. Carlo, Ph.D.
Chief Executive Officer
11682 El Camino Real, Suite 300
San Diego, CA 92130

(858) 997-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C. Kevin Kelso, Esq.

Weintraub Tobin Chediak Coleman Grodin, Law Corporation

400 Capitol Mall, Suite 1100

Sacramento, CA 95814

(916) 558-6000

(916) 446-1611 - Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  (Registration No. 333-196976)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “emerging growth company”, “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Small reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.0001 per share	$457,526	$ 54

(1)	The Registrant previously registered an aggregate principal amount of $50,000,000 of Common Stock, Preferred Stock, Warrants and Units on the Registration Statement on Form S-3 (Registration No. 333- 196976) (the “Related Registration Statement”) and paid a fee of $6,440. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement on Form S-3 (Registration No. 333-196976) is hereby registered. Includes the aggregate offering price of shares that the underwriters have the option to purchase.

(2) (3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act. Amount calculated pursuant to Section 6(b) under the Securities Act.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-3 (Registration No. 333-196976), which was declared effective by the Commission on July 2, 2014, and is being filed solely for the purpose of registering an additional $457,526 amount of securities of the Registrant. The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on April 21, 2017.

ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ Dennis J. Carlo
Dennis J. Carlo
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Dennis J. Carlo
Dennis J. Carlo	Chief Executive Officer and Director	April 21, 2017

/s/ Robert O. Hopkins	Vice President, Finance, Chief Financial
Robert O. Hopkins	Officer and Secretary	April 21, 2017

/s/ David J. Marguglio
David J. Marguglio	Director	April 21, 2017

/s/ *
William C. Denby, III	Director	April 21, 2017

/s/ *
Robert B. Rothermel	Director	April 21, 2017

/s/ *
Richard C. Williams	Director	April 21, 2017

*By: /s/ ROBERT O. HOPKINS Robert O. Hopkins attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin, Law Corporation.

23.1	Consent of Mayer Hoffman McCann P.C. , independent registered public accounting firm.

23.2	Consent of Hudson, Cisne & Co. LLP., independent registered public accounting firm.

23.3	Consent of Weintraub Tobin Chediak Coleman Grodin, Law Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to the signature page of the Registration Statement on Form S-3 (Registration No. 333-196976) filed on June 23, 2014).